UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 11, 2016

PAN AMERICAN GOLDFIELDS LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eugenio Ramirez Calderon #1404
Col San Felipe
Chihuahua, Chih
Mexico C.P. 31203
(Address of principal executive offices) (Zip Code)

(303) 872-7814
Company’s telephone number, including area code

Suite 1000, 36 Toronto Street, Toronto, Ontario, M5C 2C5
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 11, 2016 Messrs. Laurent Deydier, Balbir Bindra, William Majcher, Emilio Alvarez and Bruno Le Barber all resigned their positions as directors of the Company. Emilio Alvarez resigned his position as Chief Executive Officer.  There are no other officers for the Company.  There is no disagreement between the outgoing officers and directors and the Company.
On April 11, 2016, to be effective concurrently with their resignations, the Company’s out going directors, appointed Robert Knight, Ricardo Marcos and Manuel Flores to the board of directors.
On April 11, 2016, the Company’s directors, Manuel Flores and Ricardo Marcos, with Mr. Knight abstaining, appointed Robert Knight as Chief Executive Officer, Chief Financial Officer and Secretary of the Company.
In connection with the appointments, Messrs. Knight, Marcos and Flores entered into the Company’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Messrs. Knight, Marcos and Flores to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1.
Mr. Knight serves as an officer and director of Axiom Oil and Gas Corp. from May 18, 2012 present (OTC: AXIO), a reporting company in the United States whose shares are quoted on the OTC Bulletin Board. Mr. Knight was awarded an MBA degree from Edinburgh School of Business, Herriot-Watt University in December 1998.

Mr. Flores is a Mining and Metallurgist Engineer from the Minerals Economics program from Colorado School of Mines with over 40 years of experience in the mining industry. He is a standing member of the Society of Mining Engineers and a member of the Asociación de Ingenieros de minas, Metalurgista y Geólogos de Mexico. From January 2015 to date he is the VP Operations  for MAT Metals-MRT.  From 2013 to 2015 he was the VP of Operation for Great Panther Silver.

Mr. Marcos-Touche has been in the clothing manufacturing business for the last 30 years.  He is currently on the board of Banco de México a position he has held since 1990.  He was on the board of Banamex –Citibank from 1991 to 2006.  From 1995 to 2012 he was on the board of Teléfonos de México (TELMEX) and from 1990 to 1994 he was the Chairman of the Economic Development Bureau for Torreon, Coahuila.  From 2000 to 2010 he was the Consul, State of Texas for Mexico (2000-2010) where he represented energy companies from the State of Texas doing business in Mexico.  He has been at the board of Minera Rio Tinto since 2012.  Mr. Marcos Touche received his Public Accountant degree from the Instituto Tecnologico de Estudios Superiores de Monterrey, campus Monterrey, Mexico in 1974.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to that agreement.

Other than the arrangements reported in this Item 5.02, there are no other arrangements or understandings between Mr. Knight and any other persons pursuant to which he was selected as Chief Executive Officer, Chief Financial Officer and Secretary. There are also no family relationships between Mr. Knight and any director of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan American Goldfields Ltd.

Dated: April 11, 2016

By:  /s/ Robert Knight
Name: Robert Knight
Title:  Chief Executive Officer